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                                                                   Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 1999 accompanying the consolidated financial statements of Toucan Gold Corporation as of December 31, 1997 and 1998, and each of the three years in the period ended December 31, 1998, included in this Registration Statement on Form S-1, and the related Prospectus of Authoriszor Inc.

                                                  GRANT THORNTON LLP





Dallas, Texas
March 17, 2000